UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

CAR CHARGING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3824 West 29 Court

Hollywood, Florida 33020

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:(305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 17, 2017, the Board of Directors (the “Board”) of Car Charging Group, Inc. (the “Company”), appointed Robert C. Schweitzer to the Board. Mr. Schweitzer was appointed Chairman of the Audit Committee, Chairman of the Compensation Committee, and as a member of the Nominating and Corporate Governance Committee. Mr. Schweitzer will also serve as lead “Independent Director” (as defined by Nasdaq’s Listing Rules).

Related Party Transactions

There are no related party transactions with regard to Mr. Schweitzer reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

In connection with Mr. Schweitzer’s appointment as a director of the Company, he signed a Board of Directors Offer Letter Agreement (the “Director’s Agreement”) on July 14, 2017. The Director’s Agreement took effect upon the Board’s appointment of Mr. Schweitzer on July 17. Pursuant to the Director’s Agreement, Mr. Schweitzer will receive 500,000 shares of the Company’s restricted common stock by August 1, 2017. The Company is currently in the process of pursuing: (i) a public offering of its securities; and (ii) the listing of its shares of common stock on a national securities exchange (collectively, the “Offering”). Upon the sooner to occur of: (i) twenty (20) calendar days after the closing of the Offering; and (ii) October 31, 2017, the Board shall vote upon and approve a compensation package for each Board member. Such vote shall ensure that Mr. Schweitzer shall be paid commensurate with his duties as Chairman of the Audit Committee, Chairman of the Compensation Committee, and member of the Nominating and Corporate Governance Committee, and lead “Independent Director”.

The foregoing description of the terms of the Director’s Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Resignation of Director

In connection with the Company’s application to have its shares of common stock listed on a national securities exchange, the majority of the Board members need to be independent. In order to meet this objective, on July 17, 2017, the Company’s President, Andy Kinard, resigned as a Board member. Mr. Kinard’s resignation was not as a result of any disagreements with the Company. With the appointment of Mr. Schweitzer and the resignation of Mr. Kinard, the majority of the Company’s directors is now independent. Mr. Kinard remains an employee of the Company.

Item 8.01 Other Events.

On July 20, 2017, the Company issued a press release with regard to Mr. Schweitzer’s appointment to the Board and Mr. Kinard’s resignation from the Board. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description
10.1	Board of Directors Offer Letter Agreement, dated July 14, 2017.
99.1	Press Release dated July 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Car Charging Group, Inc.

Dated: July 20, 2017	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Executive Chairman